Exhibit 16.1

Grant Thornton LLP 211 N Robinson, Suite 1200 Oklahoma City, OK 73102-7148 T 405.218.2800 F 405.218.2801 www.GrantThornton.com

August 26, 2013

Office of the Chief Accountant U.S. Securities and Exchange Commission 100 F Street, NE Washington, DC 20549

Re: BancFirst Corporation

File No. 0-14384

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of BancFirst Corporation dated August 22, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/GRANT THORNTON LLP